						Exhibit (d)(6)(viii)
		AMENDED SCHEDULE A
			to the
	EXPENSE LIMITATION AGREEMENT
		VOYA EQUITY TRUST
		OPERATING EXPENSE LIMITS

			Maximum Operating Expense Limit
			(as a percentage of average net assets)

					Classes

	A	C	I	P	P3	R	R6	T	W
Name of Fund*
Voya Corporate	0.90%	1.45%	0.65%	N/A	0.00%	1.15%	0.65%	0.90%	0.65%
Leaders® 100 Fund
Initial Term Expires
October 1, 2021

Voya Global Multi-	1.15%	1.90%	0.90%	N/A	N/A	N/A	0.90%	1.15%	0.90%
Asset Fund
Initial Term Expires
October 1, 2021

Voya Large Cap Value	1.25%	2.00%	1.00%	N/A	0.00%	1.50%	0.78%	1.25%	1.00%
Fund
Term Expires October 1,
2016
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019

Voya Mid Cap	1.00%	1.50%	0.75%	N/A	0.00%	1.25%	N/A	1.00%	0.75%
Research Enhanced
Index Fund
Initial Term Expires
October 1, 2021

			Maximum Operating Expense Limit
			(as a percentage of average net assets)

					Classes

	A	C	I	P	P3	R	R6	T	W
Name of Fund*
Voya MidCap	1.35%	2.10%	0.98%	N/A	0.00%	1.60%	0.88%	1.35%	1.10%
Opportunities Fund
Term for Classes A, C, I,
O, R, and W Expires
October 1, 2014
Initial Term for Class R6
Expires October 1, 2014
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019

Voya Multi-Manager	N/A	N/A	0.78%	0.15%	0.00%	N/A	N/A	N/A	N/A
Mid Cap Value Fund
Term for Classes I, P,
and P3 Expires
October 1, 2021

Voya Real Estate Fund	N/A	N/A	N/A	N/A	0.00%	N/A	N/A	N/A	N/A
Term for Class P3
Expires October 1, 2021

Voya Small Company	1.50%	2.25%	1.25%	N/A	0.00%	1.75%	1.04%	1.50%	1.25%
Fund
Initial Term Expires
October 1, 2021

Voya SmallCap	1.50%	2.25%	1.15%	N/A	0.00%	1.75%	1.05%	1.50%	1.25%
Opportunities Fund
Term for Classes A, C, I,
R, and W Expires
October 1, 2014
Initial Term for Class R6
Expires October 1, 2014
Initial Term for Class I
Expires October 1, 2015
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019

			Maximum Operating Expense Limit
			(as a percentage of average net assets)

					Classes

	A	C	I	P	P3	R	R6	T	W
Name of Fund*
Voya SMID Cap	1.20%	N/A	0.95%	N/A	0.00%	N/A	0.93%	1.20%	N/A
Growth Fund
Initial Term for
Classes A, I, and R6
Expires October 1, 2019
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019

Voya U.S. High	0.80%	N/A	0.55%	N/A	0.00%	N/A		0.80%	N/A
Dividend Low Volatility							0.52%
Fund
Initial Term for
Classes A and I Expires
October 1, 2019
Initial Term for Class T
Expires October 1, 2018
Initial Term for Class P3
Expires October 1, 2019
Initial Term for Class R6
Expires October 1, 2020

									/s/ HE
									HE

Effective Date: November 22, 2019 to remove Class O shares as a result of the conversion of Class O shares into Class A shares.

*This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.